EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-75811) pertaining to the 1997 Stock Option Plan of Thomas Group, Inc. and restated 1988 Amended and Restated 1992 Stock Option Plan of Thomas Group, Inc. of our report dated February 2, 2006, with respect to the consolidated financial statement of Thomas Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2005.

//s// Hein & Associates LLP
Hein & Associates LLP

Dallas, Texas

March 29, 2006